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                                                                  EXHIBIT 10.56

                                    LEASE


A.   Lessor:

     Name:     Davis Partnership

     Address:  c/o Robert Davis
               1244 North Shore Road
               Lake Oswego, OR 97034

B.   Lessee:   United Stationers Supply Co.

               an Illinois corporation qualified to do business in Oregon.

     Address:  United Stationers Supply Co.
               2200 East Golf Road
               Des Plaines, IL 60016-1267

C    Date of execution of Lease    September 20, 1996
D.   Address of premises
               4409 S.E. 24th Avenue, Portland, OR 97202
E.   Legal description
               Spantons Add TL3 of Lots 6-11 and 20-25 Block 6 Map 3432 plus
               TL1 of Block 6 Map 3432 plus the south 35@ feet of Lot 18 Block 3 and the north 24 1/2 feet of Lot 19 Block 3 Map 3432, all per the Multnomah County Assessor's tax maps for 1995-96.

F.   Commencement date of Lease: March 1, 1997
G.   Expiration date of Lease: February 28, 2002
H.   Initial rental: $ 21,582.00 per month.
J.   Lease deposit $ none
K.   Rental adjustments:  See First Addendum

L.   Lessee's use of premises: Office and Warehouse

M.   Additional provisions regarding repairs: See First Addendum

N.   Liability insurance coverages to be provided by Lessee:
     Injury to one person: $ 0ne Million
     Injuries arising out of a single occurrence: $ Five Million
     Property damage: $ Full Replacement Value
P.   Term of payment for business interruption: 12 months at 100% occupancy
Q.   Permitted period for display of Lessor's signs: 180 days
R. Liquidated damages for holding over: $ Double the latest rent, prorated on a daily basis.
S.   Additional terms and conditions: See First Addendum

Davis Partnership                  United Stationers Supply Co.


By:                                By:
  Title:                             Title:
               Lessor                                  Lessee

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     THIS AGREEMENT AND LEASE was made and entered into by and between the
"Lessor" identified at paragraph A. above and the "Lessee" identified at Paragraph B. above on the date set forth at Paragraph C. above.

     Lessor does hereby lease, demise and let unto Lessee the premises located and described in Paragraphs D. and E. above for a term commencing at 12:01 a m on the date set forth at Paragraph F. above and expiring at midnight on the date set forth at Paragraph G. above.

     1.   TENANT'S ACCEPTANCE OF PROPERTY.   The Lessee accepts the building,
improvements, and personalty on the leased premises (all of which are hereinafter referred to as "the Leased Property") in their present state and without any representation or warranty by the Lessor as to the condition of such property or as to the use which may be made thereof, except as stated in the first addendum. The lessee acknowledges that the Leased Property, the title thereto, the streets, sidewalks, driveways, parking areas, curbs, utilities and structures adjoining the same, any subsurface conditions thereof, and the present use and non-uses thereof have been examined by the Tenant. The Lessor shall not be responsible for any later defect or change of condition in the Leased Property and the rent hereunder shall in no case be withheld or diminished on account of any defect in the Leased Property and change in conditions thereof, any damage occurring thereto, or the existence with respect thereto of any violations of the laws or regulations of any government authority except as may be otherwise specifically provided herein. The obligation of the Lessee to pay the full rent herein reserved shall not be affected by any future act of omission on the part of the Lessor with respect to the tenantability of the Leased Property, or the building of which it is a part, except as otherwise specifically provided herein. The taking of possession of the Leased Property by the Lessee shall be conclusive evidence that the Lessee accepts the same "as is" and that the Leased Property and the building and land of which the same form a part were in good condition at the time possession was taken.

     2.   RENTAL.   The initial rent to be paid by the Lessee to the Lessor is the sum set forth at Paragraph H. above, said sum to be due and payable monthly commencing on the commencement date set forth at Paragraph F. above and paid monthly thereafter on the first day of each month during the term hereof.

     3.   LEASE DEPOSIT.   Concurrently with the execution of this Lease, the
Lessee has deposited with the Lessor the sum set forth at Paragraph J. above as security for the performance by the Lessee of all the conditions required to be performed by the Lessee under this Lease.

     4.   RENT REVISION.   At the time or times, and in accordance with the
terms et forth in Paragraph K. above, the rental set forth in Paragraph H. above shall be adjusted for the remaining term of the Lease.

     5.   USE OF PREMISES.

     (i) The Lessee shall use the Leased Property for the conduct of the business described at Paragraph L. above and for no other purposes whatsoever without the Lessor's prior written consent.

     (ii) The Lessee will not make any unlawful, improper or offensive use of the Leased Property; he will not suffer any strip or waste thereof; he will not permit an objectionable noise or odor to escape or to be emitted from the Leased Property or do anything or permit anything to be done upon or about the Leased Property in any way tending to create a nuisance.

     (iii) The Lessee will not allow the Leased Property at any time to fall into such a state of repair or disorder as to increase the fire hazard thereon; he shall not install any power machinery on the Leased Property except under the supervision and with written consent of the Lessor; he shall not store gasoline or other highly combustible materials on the Leased Property in such a way or for such a purpose that the fire insurance rate on the building in which the Leased Property is locates is thereby increased or that would prevent the Lessor from taking advantage of any rulings of the Insurance Rating Bureau of the state in which the Leased Property is situated which would allow the Lessor to obtain reduced premium rates for long term fire insurance policies.

     (iv) The Lessee shall comply at the Lessee's own expense with all laws and requiations of any municipal, county, state, federal or other public authority respecting the use of the Leased Property, including the Americans With Disabilities Act.

     (v) The Lessee will not overload the floors of the Leased Property in such a way as to cause any undue or serious stress or strain upon the building in which the Leased Property is located, or any part thereof, and the Lessor shall have the right, at any time, to call upon any competent engineer or architect whom the Lessor may choose to decide whether or not the floors of the Leased Property, or any part thereof, are being overloaded so as to cause any undue or serious stress or strain on said building, or any part thereof, and the decision of said engineer or architect shall be final and binding upon the Lessee; and in the event that the engineer or architect so called upon shall decide that in his opinion the stress or strain is such as to endanger or injure said building, or any part thereof, then and in that event the Lessee agrees immediately to relieve said stress or strain either by reinforcing the building or by lightening the load which causes such stress or strain in a manner satisfactory to the Lessor.

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     6.   UTILITIES.   The Lessee shall pay for all heat, light, water, power,
garbage and other services of utilities used in the Leased Property during the term of this Lease.

     7.   REPAIRS AND IMPROVEMENTS.

     (i) The Lessor shall not be required to make any repairs, alterations, additions or improvements to or upon the Leased Property during the term of his Lease, except only those hereinafter specifically provided for; the Lessee hereby agrees to maintain and keep the Leased Property including, but not limited to, all interior and exterior doors, heating, ventilating and cooling systems, interior wiring, plumbing and drain pipes to sewers or septic tank, in good order and repair during the entire term of the Lease at the Lessee's own cost and expense, and to replace all glass which may be broken or damaged during the term hereof in the windows and doors of the Leased Property with glass of as good or better quality as that now in use; the Lessee hereby agrees to keep and maintain the sidewalks, driveways and parking areas immediately adjoining the Leased Property in a safe and orderly condition.

     (ii) Except as otherwise provided in Paragraph M. above, the lessor agrees to maintain in good order and repair during the term of this Lease the exterior walls, roof, gutters, downspouts and foundations of the building in which the Leased Property is situated. It is understood and agreed that the Lessor reserves and at any and all times shall have the right to alter, repair or improve the building of which the Leased Property is a part, or to add thereto, and for that purpose at any time may erect scaffolding and all other necessary structures upon the Leased Property, and the Lessor and Lessor's representatives, contractors and workmen for the aforedescribed purposes may, upon reasonable advance notice, enter in or about the Leased Property with such materials and equipment as Lessor may deem necessary therefore. Lessee waives any claim to damages, including loss of business resulting therefrom.

     8.   RIGHT OF ENTRY.   It shall be lawful for the Lessor, his agents and
representatives, at any reasonable time upon reasonable notice, except in the case of emergency, to enter into or upon the Leased Property for the purpose of examining into the condition thereof, or any other lawful purpose. If during the last month of the term the Lessee shall have removed all, or substantially all, of the Lessee's property from the Leased Property, the Lessor may immediately enter and alter, renovate, and redecorate the Leased Property, without elimination or abatement of rent without liability to the Lessee for any compensation, and such acts shall have no effect upon this Lease.

     9.   RIGHTS OF ASSIGNMENT.   The Lessee will not assign, transfer, pledge,
hypothecate, surrender or dispose of this Lease, or any interest herein, or permit any other person or persons whomsoever to occupy the Leased Property without the written consent of the Lessor being first obtained in writing. This Lease is personal to the Lessee. Lessor interest, in whole or in part, cannot be sold, assigned, transferred, seized or taken by operation at law, or under or by virtue of any execution or legal process, attachment proceedings instituted against Lessee, or under or by virtue of any bankruptcy or insolvency proceedings had in regard to the Lease or in any other manner, except as above mentioned. Subject to the foregoing, all rights, remedies and liabilities herein given or imposed upon either of the parties hereto, shall extend to, inure to the benefit of, and bind, as the circumstances may require, the heirs, personal representative, successors and, so far as this Lease is assignable by the terms hereof, the assigns of all parties.

     10.   LIENS.   The Lessee will not permit any lien of any kind, type or
description to be placed or imposed upon the Leased Property or any part thereof.

     11.   ICE, SNOW AND DEBRIS.   If the Leased Property is located at street
level, then at all times Lessee shall keep the sidewalks, curbs, driveways, and parking spaces immediately adjoining the building (whether or not they are included herein as Leased Property), in front thereof free and clear of ice, snow, rubbish, debris and obstructions and if the Lessee occupies the entire building, he will not permit rubbish, debris, ice or snow to accumulate on the roof of said building so as to stop up or obstruct gutter downspouts or cause damage to said roof,

     12.   ADVERTISING SIGNS.   The lessee will not use the outside walls of the
Leased Property, or allow signs or devices of any kind to be attached thereto or suspend therefrom, for advertising or displaying the name or business of the Lessee or for any purpose whatsoever without the written consent of the Lessor.

     13.   INSURANCE COVERAGES.   The Lessee shall, at all times during the term
hereof, at his own expense, keep in effect, furnish and deliver to the Lessor insurance policies (or certificates evidencing same,) in form and with an insurer satisfactory to the Lessor insuring:

     (i) Both the Lessor and Lessee against all liability for damage to personal property in or about said Leased Property. The amount of said liability insurance shall be not less than the amount set forth in Paragraph N. above.

     (ii) The Lessor against the damage or destruction of the Leased Property by fire or other casualty under a standard fire insurance policy with standard specific extended form coverage endorsement to 100% of the full, current replacement value.

     (iii) The Lessor against business interruption including the payment of rental to the Lessor for the period set forth in Paragraph P. above.

     The renewal forms of each such policy or certificate shall be delivered to the Lessor not less than 30 days prior to the expiration of the current policy. Each policy

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shall provide that it cannot be canceled as to the Lessor with less than 15 days' notice to it.

     14.   INDEMNIFICATION.   The Lessee agrees to and shall indemnify and
hold the Lessor harmless against any and all claims and demands arising from,
(i) the negligence of the Lessee, his officers, agents, invitees and/or employees; (ii) the failure by the Lessee to perform any covenant required to be performed by the Lessee hereunder, (iii) accident, injury, or damage which shall happen in or about the Leased Property or appurtenances, or on or under the adjoining streets, sidewalks, driveways, parking areas, or curbs, or resulting from the condition, maintenance, or operation of the Leased Property or of the adjoining streets, sidewalks, driveways, parking areas or curbs. Lessee's failure to comply with any requirements of any governmental authority; and (iv) any mechanic's lien, or security agreement, filed against the Leased Property as a result of the acts of the Lessee. The Lessee shall at his own expense defend the Lessor against any and all suits or actions arising out of the aforedescribed acts or acts, and all appeals therefrom and shall satisfy and discharge any judgment which may be awarded against Lessor, including but not limited to, the Lessor's attorney in any such suit or action.

     15.   TAXES AND ASSESSMENTS.   The Lessee shall pay all real property
taxes, assessments (general and special) and other public charges levied, assessed or otherwise imposed upon the Leased Property, all promptly before the same or any part thereof become past due; provided, however, that any municipal, county or state assessment over $2,000.00 total which become or may become a lien on the premises, may be bonded by the Lessee as provided by law, and the Lessee shall pay all installment on principal and interest on such bonds during his tenancy, but shall be released from all obligation for payment of installments becoming due after the end of the lease herein reserved without proration. The Lessee shall also pay promptly, when due, all taxes levied against his own personal property and all taxes, assessments and public charges whatsoever arising in respect to, and because of, the Lessee's occupancy, use or possession of the leased property. Such real property taxes for which the commencement and expiration of the term of this Lease shall fall shall be appropriately pro-rated and adjusted between the Lessor and the Lessee. The Lessee shall furnish to the Lessor, within 30 days after the date any amount is payable by the Lessee, as provided in this Paragraph, copies of official receipts of the appropriate taxing authority or other proof satisfactory to the Lessor evidencing payment.

     16.   LESSEE'S ALTERATIONS AND IMPROVEMENTS.   No alteration, addition, or
improvement to the Leased Property shall be made by the Lessee without the written consent of the Lessor. Any alteration, addition, or improvement made by the Lessee after such consent shall have been given, and any fixtures installed as part thereof, (except Lessee movable trade fixtures), shall at the Lessor's option, become the property of the Lessor upon the expiration or other sooner termination of this Lease; provided, however, the Lessor shall have the right to require the Lessee to remove such fixtures at the Lessee's cost upon such termination of this Lease.

     17.   DAMAGE BY CASUALTY OR FIRE AND DUTY TO REPAIR.   If all or any part
of the Leased Property is damaged or destroyed by fire or other casualty subject to coverage under the standard fire insurance policy with standard special or extended form coverage endorsement applicable to the Leased Property, the Lessor shall, except as otherwise provided herein, repair and rebuild the Leased Property with reasonable diligence. If there is a substantial interference with the operation of the Lessee's business in the leased Property, the then applicable rental shall be equitably apportioned for the duration of such repairs. Notwithstanding the foregoing provisions, if at any time within eighteen months prior to the end of the initial or any renewal term, and provided the Lessee shall not have served upon the Lessor notice of renewal or extension as herein provided, the Leased Property is completely destroyed or so damaged by fire or other casualty covered by insurance as to render it unfit for the use as set forth at Paragraph L. above, the Lessor may terminate this Lease on 30 days' written notice to the Lessee. If all or any substantial part of the Leased Property is damaged or destroyed by casualty which is not subject to coverage under the standard fire insurance policy with standard special or extended form coverage endorsement applicable to the Leased Property, or if subject to such coverage, the loss is, in fact, not covered to within 100% of replacement, the Lessor may terminate this Lease upon 30 days' written notice to the Lessee. If the Lessor shall terminate this Lease as provided herein, all rent shall be apportioned to the date of termination and all insurance proceeds shall belong to the Lessor. Except to the extent provided for in the Paragraph, neither the rent payable by the Lessee nor any of the Lessee's other obligations under any provision of this Lease shall be affected by any damage to or destruction of the Leased Property by any cause whatsoever, and the Lessee hereby expressly waives any and all additional rights it might otherwise have under any law or statute.

     18.   WAIVER OF SUBROGATION RIGHTS.   Neither the Lessor nor the Lessee
shall be liable to the other for loss arising out of damage to, or destruction of, the Leased Property or the contents thereof, when such loss is caused by any of the perils which are or could be included within or insured against by a standard fire insurance policy with standard extended or special form coverage endorsement, including sprinkler leakage insurance and business interruption insurance, if any. All such claims for any and all loss, however caused, hereby are waived. Said absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either Lessor or Lessee or by any of their respective agents, servants or employees. Neither the Lessor nor the Lessee shall have any interest or claim in the other's insurance policy or policies or the proceeds thereof, unless specifically covered therein as a joint assured and notwithstanding any provision hereof requiring the Lessee to furnish such coverages on behalf of the Lessor. If the Lessee, at any time, is unable to obtain inclusion of any of the matters set forth above in any of its policies, the Lessee shall, at its own expense, have the Lessor named in such policies as one of the insureds.

     19.  EMINENT DOMAIN.

     (i) If the whole of the Leased Property shall be taken for any public or any quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then the Lease shall automatically terminate as of the date that title shall be taken. If any part of the Leased Property shall be so taken as to render the remainder thereof unusable for the purposes for which the Leased Property was leased as set forth in Paragraph L., then the Lessor and the Lessee shall each have the right to terminate this Lease on 30 days' notice to the other given not later than the date of such taking. In the event that this Lease shall terminate or be terminated, the rental shall, if and as necessary, be equitably adjusted.

     (ii) If a part of the Leased Property shall be taken as provided in Subparagraph (i) above, without so rendering the remainder of the Leased Property unusable, then the Lessor shall rebuild and restore the Leased Property with reasonable diligence, and if there is a substantial interference with the operation of the Lessee's business in the Leased Property the then applicable rental shall be equitably apportioned for the duration of such rebuilding and restoration; provided, however, that the cost of such work shall not exceed the proceeds of its condemnation award; and provided, further, that if such taking occurs within 18 months prior to the end of the initial or any renewal term, the Lessor may upon 30 days' notice given to the Lessee on or before the date of such taking elect not to so rebuild or restore the Leased Property.

     (iii) All compensation awarded or paid upon such a total or partial taking of the Leased Property shall belong to and be the property of the Lessor without any participation by the Lessee; provided, however, that nothing contained herein shall be construed to preclude the Lessee from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, or depreciation to damage to, or cost of removal of, or for the value of stock, trade fixtures, furniture, and other personal property belonging to he Lessee; provided, further, however, that no such claim shall diminish or otherwise adversely affect the Lessor's award or the award of any fee mortgagee.

     20.   LESSOR'S SIGNS.   During the periods specified in Paragraph Q. above,
the Lessor may post on the Leased Property, including the windows thereof, signs of moderate size notifying the public that the premises are "for sale" or "for rent" or "for lease".

     21.   SURRENDER UPON TERMINATION.   At the expiration of this term of the
Lease or upon any sooner termination hereof, the Lessee will quit and deliver up said Leased Property and all future erections or additions to or upon the same, broom clean, to the Lessor or those having Lessor's estate in the premises, peaceably quiet, and in a good order and condition, reasonable use and wear thereof, damage or loss excused pursuant to the terms hereof excepted, as the same are now in or hereafter may be put in by the Lessor and Lessee.

     22.   LIQUIDATED DAMAGES.   In the event that the Lessee shall fail to
deliver up the Leased Property as above agreed, he shall become liable for the payment, at the option of the Lessor, of a sum for each and every day which he holds possession and fails to deliver over possession in the amount set forth at Paragraph R. above. The lessor by availing itself of the rights and privileges granted by this provision and the acceptance of said liquidated rental shall not be deemed to have waived any of the rights and privileges granted in other parts of this Lease, but the rights granted under this provision shall be considered, in any event, as in addition to, and not in exclusion of, such rights and privileges.

     23.   HOLDING OVER.   In the event the Lessee for any reason shall hold
over after the expiration of this Lease, such holding over shall not be deemed to operate as a renewal or extension of this Lease, but shall only create a tenancy from month-to-month which may be terminated at will at any time by the Lessor.

     24.   ATTORNEY'S FEES AND COURT COSTS.   In case suit, action, or
arbitration is instituted to enforce compliance with any of the terms, covenants or conditions of this Lease, or to collect the rental which may become due hereunder, or any portion thereof or to enforce any right of Lessor while Lessee is holding over after expiration hereof, the losing party agrees to pay such sum as the trial court or arbitrators may adjudge reasonable as attorney's fees to be allowed the prevailing party in such suit, action, or arbitration and in the event any appeal is taken from any judgment or decree in such suit or action, the losing party agrees to pay such further sum as the appellate court shall adjudge reasonable as prevailing party's attorney's fees on such appeal.

     25.   WAIVER.   Any waiver by either party of any breach of any covenant
herein contained to be kept and performed by the other party shall not be deemed or considered as a continuing waiver, and shall not operate to bar or prevent the party from declaring as forfeiture for any succeeding breach, either of the same condition or covenant or otherwise.

     26.   NOTICES.   Any notice required by the terms of this Lease to be given by one party to the other or desired so to be given, shall be sufficient if in writing contained in a sealed envelope, deposited in the U.S. Registered or Certified Mails with postage fully prepaid, and if intended for the Lessor, then if addressed to said Lessor at the address set forth in Paragraph A. above and if intended for the Lessee, then if addressed to the Lessee at the address set forth for it in Paragraph B. above.

     27.   DELAY OF POSSESSION.   If the Lessor for any reason cannot deliver
possession of the Leased Property to the Lessee at the commencement of the Lease term, this Lease shall not be void or voidable, nor shall the Lessor be liable to the Lessee for any loss or damage resulting therefrom, but there shall be an abatement of rent for the period between the commencement of the Lease term and the time when the Lessor does deliver possession.

     28.   QUIET ENJOYMENT.   The Lessee, upon the payment of the rent herein
reserved and upon the performance of, and subject to the provisions of this Lease, shall at all times during the Lease term and during any extension or renewal term peaceably and quietly enjoy the Leased Property without any disturbance from the Lessor or from any other person claiming through the Lessor.

     29.   PERFORMANCE OF LESSEE'S OBLIGATIONS.   If the Lessee shall be in
default hereunder, the lessor may cure such default on behalf of the Lessee, in which event the Lessee shall reimburse the Lessor for all sums paid to effect such cure, together with interest at the highest legal rate. In order to collect such reimbursement the Lessor shall have all the remedies available under this Lease for a default in the payment of rent.

     30.   ARBITRATION.   In the event of any controversy between the parties
over the application of Paragraphs 17., 19., or 27. hereof, the same shall be settled by arbitration at Portland, Oregon in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

     31.   DEFAULT.

     (i) The Lessor may give the Lessee five days' notice of intention to terminate this lease in any of the following circumstances:

          1. If the Lessee shall be in default in the performance of any covenant of the lease (other than the covenants for the payment of basic rent or additional rent) and such is not cured within 15 days after written notice thereof given by the Lessor; or, if such default shall be of such nature that it cannot be cured completely within such 15-day period, if the Lessee shall not have promptly commenced the cure within such 15-day period or shall not thereafter proceed with reasonable diligence and in good faith to remedy such default.

          2. If the Lessee shall be adjudicated a bankrupt, make a general assignment for the benefit of creditors, or the benefit of any insolvency act, or if a permanent receiver or trustee in bankruptcy shall be appointed for the Lessee's property and such appointment is not vacated within 90 days. For these purposes the "Lessee" shall mean the tenant then in possession of the Leased Property.

          3. If the  Leased Property becomes abandoned for a period of 30 days.

          4. If this Lease shall be assigned or the Leased Property sublet other than in accordance with the terms of this Lease and such default is not cured within 15 days after notice.

     (ii) The Lessor may give the Lessee 10 days written notice of intention to terminate this Lease if the Lessee shall be in default in the payment of the initial rent or any additional rent.

     (iii) If the Lessor shall give the notice of intention to terminate provided above, then at the expiration of such period this Lease shall terminate as completely as if that were the date herein definitely fixed for the expiration of the term of this Lease, and the Lessee shall then surrender the Leased Property to the Lessor. If this Lease shall so terminate, it shall be lawful for the Lessor, at its option, without formal demand or notice of any kind, to re-enter the Leased Property by a forcible entry and detainer action or by any other means, including force, and to remove the Lessee and his possessions therefrom without being liable for any damages therefor. Upon the termination of this Lease, as herein provided, the Lessor shall have the right, at its election, to terminate any sublease then in effect, without the consent of the sublessee concerned.

     (iv) The Lessee shall remain liable for all its obligations under this Lease despite the Lessor's re-entry, and the Lessor may re-rent or use the Leased Property as agent for the Lessee, if the Lessor so elects. The Lessee waives any legal requirement for notice of intention to re-enter and any right of redemption.

     (v) If this Lease shall terminate as provided in this Paragraph the Lessor shall have the right, at its election at any time, to recover from the Lessee the amount by which the rent and charges equivalent to rent reserved herein for the balance of the term shall exceed the reasonable rental value of the Leased Property for the same period.

     32.   ESTOPPEL CERTIFICATE.   Each party, within ten (10) days after notice
from the other party, shall execute and deliver to the other party, in recordable form a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. The certificate shall also state the day on which the term of the Lease commenced, the date of expiration of the initial term of the Lease, the amount of the minimum monthly rent, the dates to which the rent has been paid in advance, and that the Lease represents the entire agreement between the parties, that there are no defaults by the party to whom the certificate is given not any defenses or offsets against such party, that all amounts due as rental under the Lease have been paid through and including a date specified in the certificate, and the amount of any security deposit or prepaid rent. Failure to deliver the certificate within such ten (10) days shall be conclusive upon the party failing to deliver the certificate for the benefit of the party requesting the certificate that this Lease is in full force and effect, that it has not been modified except as may be requested by the party requesting the certificate, and that there are no defaults by or offsets or defenses against the party requesting the certificate.

     33.   SUBORDINATION.

     (a) This Lease , at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust or other security now or hereafter placed upon the real property of which the premises are a party and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessee shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

     (b) Lessee agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee's failure to execute such documents within 10 days after written demand shall constitute a material default by Lessee hereunder.

     34.   MISCELLANEOUS PROVISIONS.

     (i) Time is of the essence of this Lease with respect of performance by each party of his obligations hereunder.

     (ii) In construing this Lease, masculine or feminine pronouns shall be substituted for those neuter in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context requires.

     (iii) If there is more than one party tenant, the covenants of the Lessee shall be the joint and several obligations of each such party, and, if the Lessee is a partnership the covenants of the Lessee shall be the joint and several obligations of each of the partners and the obligations of the firm.

     (iv) The parties agree to execute and deliver any instruments in writing necessary to carry out any agreement, term, conditions, or assurance in this Lease whenever occasion shall arise and request for such instruments shall be made.

     (v) The specified remedies to which the Lessor may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress, as provided herein or by law, to which the Lessor may be lawfully entitled in case of any breach or threatened breach by theLessee of any provision or provisions of this Lease.

     (vi) The captions of this Lease are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope or intent of the Lease, nor in any way affect this Lease.

     (vii) This Lease, together with any written agreements which shall have been executed simultaneously herewith, contains the entire agreement and understanding between the parties. There are no oral understandings, terms, or conditions, and neither party has relied upon any representation, express or implied, not contained in the Lease or the simultaneous writings heretofore referred to. All prior understandings, terms, or conditions are deemed merged in this Lease. This Lease cannot be changed or supplemented orally.

     (viii) If any provision of this Lease shall be declared invalid or unenforceable, the remainder of this Lease shall continue in full force and effect.

     35.   ADDITIONAL TERMS AND CONDITIONS.   Additional terms and conditions of
this Lease are set forth at Paragraph S. above (and attached) and have the same force and effect as if printed here; provided, however, that in the event that any provisions of Paragraph S. conflict with any other provision hereof, and both may not be given effect Paragraph S. shall control.

     36.   ENVIRONMENTAL MATTERS.   Tenant warrants for itself, and for any
subtenant or assignee, that it does not and shall not during any time when it, its subtenant or assignee is in possession of the Property allow, possess, generate, sue, release, store or deposition, over or beneath the Property any hazardous substances (as defined in ORS 466.540, et seq. and regulations related thereto), any substances, materials or contaminants regulated under 42 USC
Section 3001, and regulations related thereto, or any polychlorinated biphenyls, nor shall it install, use or decommission any underground storage tank, except in accordance with governing federal, state and local laws or regulations. The use of the premises for any activities involving, directly or indirectly, the use, generation, treatment, storage or disposal of any hazardous or toxic chemical material, substance or waster, except as required or allowed in the normal course of each Tenant's business in accordance with local, state or federal environmental protection laws and regulations is hereby prohibited. Tenant agrees to indemnify Landlord and any lender suing the Property as security from and against any and all costs, expenses, including, without limitation, attorneys' fees for settlement, at trial or on appeal; losses; actions; suits; claims, judgments and any other liability whatsoever in connection with the breach by Tenant, tenant's subtenant or assignee of any federal, state or local environmental protection laws or regulations. Upon request from Landlord, Tenant will furnish an environmental estoppel certificate in commercially reasonable form to Landlord.

     IN WITNESS WHEREOF, the Lessor identified at Paragraph A. above and the
Lessee identified at Paragraph B. above have executed this instrument in duplicate, the day and year set forth at Paragraph C. above, any corporate signature being by the authority of the board of directors of such corporation.

                                 FIRST ADDENDUM


LESSOR:           Davis Partnership

LESSEE:           United Stationers Supply Co.

LOCATION:         4409 S.E. 24TH Avenue, Portland, Oregon

RENTAL:           First year - $21,582.00 per month (March 1, 1997-February 28,
                   1998)
                  Second year - $22,230.00 per month (March 1, 1998-February 28,
                   1999)
                  Third year - $22,896.00 per month (March 1,1999-February 29,
                   2000)
                  Fourth year - $23,583.00 per month (March 1, 2000-February 28,
                   2001)
                  Fifth year - $24,291.00 per month (March 1, 2001-February 28,
                   2002)


REPAIRS: Lessor shall be responsible for the maintenance of the concrete floors if major settlements should occur to said floors. Lessee shall be responsible for all other maintenance of the concrete floors, except where major settlements occur.

IMPROVEMENTS:     Lessor, at Lessor's sole cost and expense, shall perform those tenant improvements listed on the attached exhibit entitled
                  "Tenant Improvements" unless the parties subsequently agree in writing on additional improvements. The first $2,000 of cost overrun in excess of $59,723 for the listed items shall be paid by Lessor, but still cause the monthly rent to be increased by an amount which shall permit such costs to be amortized over the term of the lease assuming a nine (9) percent interest rate. Any cost overruns over $2,000 shall be paid for by the Lessee. Savings on any allowance item may be applied to overruns on other items. Any net savings on allowance items will be applied as a credit against rent at project completion. Lessor will use best efforts to complete the Tenant Improvements as soon as possible. All parties hereto acknowledge that the exterior painting and parking lot striping will probably not be completed until May or June of 1997.

                  If the parties subsequently agree to additional tenant improvements, in writing, the cost of the additional improvements will cause the rent to be increased by an amount which shall permit such costs to be amortized over the terms of the Lease assuming a nine (9) percent interest rate.

RIGHT TO CANCEL:  The Lessee, upon not less than 180 days advance written notice, may terminate the lease effective February 28, 1999 or any date thereafter. Lessee may only exercise this right of termination if the reason for termination is the relocation of Lessee's business to a new building in the states of Oregon or Washington that is at least 150 percent larger than the building that is the subject of this lease. As consideration for so terminating this Lease, the Lessee agrees to pay as cost reimbursement to Lessor an amount equal to the unamortized portion of the Tenant Improvements and the unamortized portion of a $20,000 real estate fee. Said amortization shall assume a 9 percent interest rate and five-year amortization period. Lease cancellation fee must be paid at the time cancellation notice if delivered.

CONSENT: Where the consent of either party is required, such consent shall not be unreasonably withheld or delayed.

LESSOR'S
REPRESENTATIONS:  Lessor represents and warrants to Lessee that the premises, when originally built, was in compliance with the building code in effect at that time.